EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
AS AT DECEMBER 31, 1998
(100% owned)

FAHNESTOCK VINER HOLDINGS INC. (Ontario)
Registrant

 -E.A. VINER INTERNATIONAL CO. (Delaware)

    -HUDSON CAPITAL ADVISORS, INC. (New York)

    -NEWSON INC. (Pennsylvania)

    -EVANSTON FINANCIAL  CORPORATION, INC. (Pennsylvania)

    -VINER FINANCE INC	 (Delaware)

        -FAHNESTOCK & CO. INC. (New York)

            -PACE SECURITIES, INC. (inactive)  (New York)

            -REICH & CO. INC. (in liquidation)  (Alabama)

            -FREEDOM INVESTMENTS, INC. (Delaware)

            -FIRST OF MICHIGAN CAPITAL 	CORPORATION (Delaware)

                 -FIRST OF MICHIGAN CORPORATION (Delaware)

                 -FIRST OF MICHIGAN VENTURE CAPITAL ASSOCIATES, INC. (Michigan)

                 -CRANBROOK CAPITAL MANAGEMENT, INC. (Michigan)